Exhibit 10.2

COMFORT SYSTEMS USA, INC.
2006 EQUITY INCENTIVE PLAN

1.                                      Purpose; Term

This Comfort Systems USA, Inc. 2006 Equity Incentive Plan (the “Plan”) provides for the grant of incentive awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain key employees, directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock. No Awards may be granted under the Plan more than ten years after the effective date of the Plan, but Awards granted prior to that date may continue in accordance with their terms. Certain capitalized terms used herein are defined in Section 3 below.

2.                                      Administration

The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) of the Code in the case of Awards intended to qualify for performance-based compensation exception thereto, the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority, not inconsistent with the express provisions of the Plan: (a) to administer the issuance of Awards granted in accordance with the formula set forth in this Plan to such Participants as are eligible to receive Awards; (b) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Securities Exchange Act of 1934, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934 (“Rule 16b-3”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. Consistent with the above requirements, the Committee may delegate such of its duties, powers and responsibilities as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).

In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Committee shall establish in writing Performance Criteria (in such fashion and with such specificity so that they qualify as “preestablished objective goals” within the meaning of Treas. Regs. Section 1-162-27(e)(2)) for any fiscal year not later than 90 days after the commencement of such year (or such earlier time as is required to qualify Awards as performance-based under Code Section 162(m) of the Code); provided, however, that the amount so established by the Committee may be adjusted by the Committee after the initial determination of the amount to reflect any significant change of circumstance, including without limitation, the acquisition or disposition of any business by the Company or any of its Subsidiaries.

3.                                      Certain Definitions

“Affiliate” means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code. The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months.

“Award” means any Option, SAR, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Unrestricted Stock Unit), Performance Award (including a cash Performance Award) and other award convertible into or otherwise based on stock, granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act or, respectively, an “outside director” within the meaning of Section 162(m) of the Code, respectively.

“Common Stock” or “Stock” means the Common Stock, $0.01 par value, of the Company.

“Company” means Comfort Systems USA, Inc., a Delaware corporation.

“Corporate Transaction” means any of the following: any sale of all or substantially all of the assets of the Company, change in the ownership of the capital stock of the

Company, reorganization, recapitalization, merger (whether or not the Company is the surviving entity), consolidation, exchange of capital stock of the Company or other restructuring involving the Company, provided, that, in each case, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A of the Code would become payable under an Award by reason of a Corporate Transaction, it shall become payable only if the event or circumstances constituting the Corporate Transaction would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, (i) with respect to Stock, (A) for so long as such Stock is readily tradeable on an established securities market (within the meaning of Section 409A), the closing price on the trading day of the grant, and (B) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee in good faith in the manner established by the Committee from time to time.

“ISO” has the meaning set forth in Section 6(a).

“NSO” has the meaning set forth in Section 6(a).

“Option” has the meaning set forth in Section 6(a).

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Award” means an Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.

“Performance Criteria” means specified criteria the satisfaction of which is a condition to the grant, exercisability, vesting, payment or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion shall mean an objectively determinable measure of performance relating to any of or to any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Criteria have been attained and such determination will be conclusive. If the Performance Criteria are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Criteria have not been met.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Restricted Period” has the meaning set forth in Section 8(a).

“Restricted Stock” has the meaning set forth in Section 8(a).

“Restricted Stock Unit” has the meaning set forth in Section 8(b).

“Stock Appreciation Right” or “SAR” has the meaning set forth in Section 7(a).

“Stock Unit Award” has the meaning set forth in Section 8(b).

“Unrestricted Stock” has the meaning set forth in Section 8(a).

“Unrestricted Stock Unit” has the meaning set forth in Section 8(b).

4.                                      Eligibility

All key employees, all directors and all consultants of the Company (or of any Affiliate) whom the Committee considers to be capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan, provided that, ISOs may be granted only to employees of the Company or of any parent or subsidiary corporation of the Company, as those terms are used in Section 424 of the Code.

5.                                      Stock Available for Awards

(a)                                  Amount.  Subject to the other subsections of this Section 5 and to Section 10, no more than 3,200,000 shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. No fractional shares will be issued under the Plan.

(b)                                 Fungible Share Plan.  Each share of Stock subject to an Award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5(a) as one (1) share. Each share of Stock subject to any Award other than an award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5(a) as one and six-tenths (1.6) shares.

(c)                                  Reversion to the Plan.  For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant’s purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash or other property (other than shares of Stock). Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced as provided in Section 7(c).

(d)                                 Certain Other Company Awards.  Common Stock issued under awards granted by another company (“other company awards”) and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan; provided, that the maximum number of shares that may be issued pursuant to ISOs (as defined below) shall be determined in a manner consistent with Section 422 of the Code and the rules thereunder.

(e)                                  Limit on Individual Grants.  In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code: (i) the maximum number of shares of Common Stock subject to Options and SARs that may be granted to any Participant in the aggregate in any calendar year shall not exceed, in each case, 1,000,000, and the maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Participant in the aggregate in any calendar year shall not exceed 625,000, subject in each case to adjustment under Section 10 (for purposes of the preceding sentence, the repricing of an Option or SAR shall be treated as a new grant to the extent required under Section 162(m) of the Code).

6.                                      Stock Options

(a)                                  Grant of Options.  Subject to the provisions of the Plan, the Committee may grant both (i) options (“Options”) to purchase shares of Common Stock that are intended to comply with the requirements of Section 422 of the Code and the rules thereunder (“ISOs”) and (ii) Options that are not intended to comply with such requirements (“NSOs”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. An ISO granted to an employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such fair market value. In no event, however, shall the exercise price be less, in the case of an original issue of authorized stock, than par value per share.

(b)                                 Terms and Conditions.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. An ISO may not be exercised after the period provided in Treas. Reg. Section 1.422-2(a)(2)(iii) and Treas. Reg. Section 1.422-2(d). The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(c)                                  Payment.  No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and expressly permitted by the Committee at or after the grant of the Option, by delivery of other property such as shares of Common Stock that have been owned by the optionee for at least six months (or such other period as the Committee may determine), valued at their Fair Market Value on the date of delivery or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

7.                                      Stock Appreciation Rights

(a)                                  Grant of SARs.  Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock. The Committee shall fix the exercise price of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

(b)                                 Terms and Conditions.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(c)                                  No Net Share Counting.  SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan under Section 5(a), regardless of the number of shares of Common Stock issued upon settlement of the SAR.

8.                                      Stock, Units, Other Awards and Performance Criteria

(a)                                  Restricted or Unrestricted Stock Awards.  The Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”). Shares of Restricted Stock or Unrestricted Stock may be issued for such consideration, if any, as the Committee may determine consistent with applicable law.

(b)                                 Restricted or Unrestricted Stock Unit Awards.  The Committee may grant Awards (“Stock Unit Awards”) consisting of units representing shares of Common Stock. Each Stock Unit Award shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock (including, if so provided with respect to the Award, shares of Restricted Stock), subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding a Stock Unit Award shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered except as permitted by the Committee. The Committee may make Awards of Stock Units that are subject to restrictions or forfeiture (“Restricted Stock Units”) or Stock Units that are not subject to such restrictions (“Unrestricted Stock Units”), in each case on such terms and conditions as the Committee may determine from time to time.

(c)                                  Other Awards.  The Committee may grant Awards (including Performance Awards) other than Options, SARs, Restricted Stock, Unrestricted Stock or Stock Unit Awards.

(d)                                 Performance Goals.  The Committee may establish Performance Criteria on which the granting of Performance Awards, Restricted Stock, Unrestricted Stock, or Stock Unit Awards, or the vesting of Restricted Stock or Restricted Stock Unit Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

9.                                      General Provisions Applicable to Awards

(a)                                  Documentation and Legal Conditions on Delivery of Stock.  Each Award shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: the Company’s counsel has approved all legal matters in connection with the issuance and delivery of such shares; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

(b)                                 Application of Code Section 409A.  Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

(c)                                  Committee Discretion.  Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(d)                                 Dividends and Cash Awards.  In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

(e)                                  Termination of Service.  Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant’s employment or other service relationship with the Company and its Affiliates. Immediately upon the cessation of the Participant’s employment or other service relationship with the Company and its Affiliates an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

(i)                                     All Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant’s executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate; and

(ii)                                  all Options and SARs held by the Participant immediately prior to the cessation of the Participant’s employment or other service relationship for reasons other than death and except as provided in (iii) below, to the extent then exercisable, will remain exercisable for the lesser of (1) a period of three months or (2) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate.

(iii)                               Unless the Committee expressly provides otherwise, a Participant’s “employment or other service relationship with the Company and its Affiliates” will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant’s employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

(f)                                    Transferability.  No Award may be transferred other than by will or the laws of descent and distribution and may be exercised, during the life of the Participant, only by the Participant, except that, as to Awards other than ISOs, the Committee may permit certain transfers to the Participant’s family members or to certain entities controlled by the Participant or his or her family members.

(g)                                 Withholding Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax (or social insurance) obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax (or social insurance) obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery.

(h)                                 Amendment of Award.  Except as otherwise expressly provided in the Plan, the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to an NSO. Any such action shall require the Participant’s consent unless the Committee determines that the action would not materially and adversely affect the Participant.

(i)                                     Foreign Nationals.  The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing sub-plans under the Plan, or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

(j)                                     Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, neither the Board nor the Committee shall approve either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to: (i) ”issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code or (ii) the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Prop. Treas. Reg. Section 1.409A-1(b)(5)(iii)(D)(3), Notice 2005-1, A-4(d) and any subsequent Section 409A guidance (whether administrative or regulatory, or (iii) adjustments made pursuant to Section 10.

10.                               Effect of Certain Transactions

(a)                                  Assumptions or Substitutions.  Except as otherwise expressly provided in an Award Agreement:

(i)                                     In the event of a Corporate Transaction in which there is an acquiring or surviving entity, the Committee may, unless the Committee determines that doing so is inappropriate or unfeasible, provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an entity controlling, controlled by or under common control with the acquiror or survivor, in each case on such terms and subject to such conditions (including vesting or other restrictions) as the Committee determines are appropriate. Unless the Committee determines otherwise, the continuation or assumption shall be done on terms and conditions consistent with Section 409A of the Code.

(ii)                                  In the event of a Corporate Transaction (whether or not there is an acquiring or surviving entity), the Committee may provide (unless the Committee determines otherwise, on terms and conditions consistent with Section 409A of the Code) for (A) treating as satisfied any vesting condition on any such Award or for (B) the accelerated delivery of shares of Stock issuable under each such Award consisting of Restricted Stock Units.

(iii)                               Except as otherwise expressly provided in an Award agreement, each Award (unless assumed pursuant to the Section 10(a)(i) above), will terminate upon consummation of the Corporate Transaction, provided that Restricted Stock Units accelerated pursuant to clause (B) of Section 10(a)(ii) shall be treated in the same manner as other shares of Stock (subject to Section 10(a)(iv))).

(iv)                              Any share of Stock delivered pursuant to Section 10(a)(ii) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse in connection with the Corporate Transaction. In the case of Restricted Stock, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of Stock in connection with the Corporate Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

(v)                                 If the Corporate Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Committee may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award, over (B) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines.

(b)                                 Changes In, Distributions With Respect To And Redemptions Of The Stock

(i)                                     In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the Committee may, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of shares that may be delivered as per Section 5 and may also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(ii)                                  The Committee may also make adjustments of the type described in Section 10(a) and 10(b)(i) above to take into account distributions to stockholders other than stock dividends or normal cash dividends, material changes in accounting practices or principles, extraordinary dividends, mergers, consolidations, acquisitions, dispositions or similar transactions involving Stock, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for: the qualification of ISOs under Section 422 of the Code, the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A of the Code, where applicable and, in the case of Awards intended to qualify for the performance-based compensation exception Section 162(m) of the Code, having due regard continued qualification for that exception.

(iii)                               References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.

11.                               Miscellaneous

(a)                                  No Right To Employment.  No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee, director or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee or other service provider from one position to another within the Company or any Affiliate.

(b)                                 No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise expressly provided in the applicable Award.

(c)                                  Effective Date.  The Plan shall be effective on the date it is approved by the stockholders.

(d)                                 Amendment of Plan.  The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 9(h), no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Rule 16b-3 or for the Plan to qualify or to continue to qualify under Section 422 of the Code or for Awards intended to be eligible for the performance-based exception under Section 162(m) of the Code to qualify as such or continue such eligibility.

(e)                                  Governing Law.  The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.